Exhibit 99.1

         Luminent Mortgage Capital, Inc. Announces 2nd Quarter Earnings


     - Record net income of $15.0 million, or $0.41 per share

     - REIT taxable net income of $16.1 million, or $0.44 per share

     - Quarterly dividend increased to $0.43 per share

     - Return on average equity of 14.6%

     - Net interest spread of 1.91%


    SAN FRANCISCO, Aug. 9 /PRNewswire-FirstCall/ --- Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported record net income for the quarter ended June 30, 2004 of $15.0 million or $0.41 diluted earnings per, and record REIT taxable net income for the quarter ended June 30, 2004 of $16.1 million, or $0.44 per share. Pursuant to the requirements of the Internal Revenue Code, REIT taxable net income, not GAAP net income, is the basis upon which Luminent declares its dividends to stockholders in order to maintain its REIT status. The principal difference between GAAP net income and REIT taxable net income relates to the timing of recognition of realized gains or losses on Eurodollar futures contracts used in the company's liability management strategy. For the first half of 2004, net income was $25.8 million or $0.83 diluted earnings per share.

    Luminent increased its second quarter dividend to $0.43 per share versus its first quarter dividend of $0.42 per share. Based on its August 6, 2004 closing stock price of $10.55, the $0.43 second quarter dividend equates to an annualized dividend yield of 16.3%. This historical yield should not be construed as a predictor of Luminent's future dividend yield.

    "We are pleased with Luminent's strong performance during the second quarter," said Gail P. Seneca, Chairman of the Board and Chief Executive Officer of Luminent. "Our strategy to protect net interest spreads by investing in high quality mortgage-backed securities proved effective even in the adverse interest rate environment that we experienced during the second quarter."

    "Luminent continues to produce strong and consistent dividends for our stockholders," said Gail P. Seneca. "Our effective portfolio management strategy allowed us to increase our dividend even as prepayment levels increased from the first quarter. We are confident that our portfolio strategy will continue to weather interest rate volatility and deliver attractive and sustainable returns for our stockholders."

    For the quarter ended June 30, 2004, the weighted-average yield on average earning assets was 2.99%, and the weighted-average total cost of funds on repurchase agreement liabilities was 1.08%, resulting in a net interest spread of 1.91%. The weighted-average yield on average earning assets decreased during the second quarter primarily due higher principal prepayment activity. By the month ended June 30, 2004 however, Luminent's prepayment activity began to decline and, correspondingly, the weighted-average yield on average earning assets began to increase.

    "We expect that the recent interest rate increases will translate into lower mortgage prepayment activity and therefore higher asset yields on our portfolio for the rest of our fiscal year," said Albert J. Gutierrez, President of Luminent. "Higher asset yields and our prudent liability management should enable us to continue to produce attractive net interest spreads."

    At June 30, 2004, the weighted-average coupon of the mortgage assets was 4.05%. The principal payment rate on our mortgage-backed securities, an annual rate of principal paydowns for our mortgage-backed securities relative to the outstanding principal balance of our mortgage-backed securities, was 33% for the quarter ended June 30, 2004. The principal payment rate for the quarter ended June 30, 2004 increased in comparison to the quarter ended March 31, 2004 primarily due to the residual effects of the lower interest rate environment in the first quarter of 2004. By June 30, 2004, the residual effects of the lower interest rate environment diminished, resulting in a principal payment rate of 28% for the month ended June 30, 2004.

    All mortgage assets held at June 30, 2004 were short duration, high-quality mortgages. Mortgage assets held at June 30, 2004 were approximately $4.2 billion and were allocated as follows: 3.5% adjustable-rate mortgages, 95.2% hybrid adjustable-rate mortgages and 1.3% balloon-maturity mortgages. Approximately 63.9% of the assets were invested in agency securities with the remaining 36.1% invested in AAA-rated, securitized, residential whole loan mortgages. As of June 30, 2004, all of the mortgage-backed securities in our portfolio were purchased at a premium and the portfolio had a weighted-average amortized cost of 101.8% of face amount.

    At June 30, 2004, the outstanding repurchase agreement balance was $3.8 billion and the weighted-average maturity of Luminent's total liabilities was 383 days.

    Luminent's book value on June 30, 2004 was $393.2 million, or $10.66 per share. The book value at June 30, 2004 includes the impact of the cash distribution of $0.43 per share for the second quarter and the mark to market on its portfolio. Luminent's book value per share, excluding the unrealized marks to market on its portfolio and interest rate swaps, was $12.90 at June 30, 2004.

    "We focus investor attention on book value without the impact of unrealized marks to market because Luminent intends to hold its mortgage-backed securities and interest rate swaps to maturity," said
Gail P. Seneca. "This book value represents the amount of equity truly at work for our stockholders in our investment strategy."

    Leverage, defined as total repurchase agreements divided by total stockholders' equity, at June 30, 2004 was 9.8 times. Leverage increased from the prior quarter as Luminent invested the net proceeds of its March 2004 equity offering. "Amidst the volatile and increasing interest rate environment in the second quarter, we are pleased that we were able to maintain our leverage below the midpoint of our range of 8 to 12 times stockholders' equity," said Albert J. Gutierrez.


    Luminent Mortgage Capital, Inc., based in San Francisco, California, was formed in April 2003 to invest primarily in U.S. agency and other highly rated, single-family, adjustable-rate, hybrid adjustable-rate and fixed-rate mortgage-backed securities, which it acquires in the secondary market. Luminent is externally managed and advised by Seneca Capital Management LLC. Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent's website can be found at www.luminentcapital.com.


    Luminent will hold a second quarter 2004 earnings conference call on Monday, August 9, 2004 at 10:00 a.m. PDT. The dial-in number is
1-888-482-0024 and the passcode is 64950923. There will be a replay available through September 9, 2004. The replay number is 1-888-286-8010 and the passcode is 63404245. The call will be webcast and can be accessed at Luminent's web site at www.luminentcapital.com or through CCBN's individual investor center at www.fulldisclosure.com.


    The international dial-in number is 1-617-801-9702 and the passcode is 64950923. There will be a replay available through September 9, 2004. The international replay number is 1-617-801-6888 and the passcode is 63404245.


    This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent's control. Luminent faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its qualification as a REIT for federal tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent's hedging strategies may not be effective. The reports that Luminent files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which Luminent is subject. Because of those risks, Luminent's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. Luminent assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.


    CONTACT:

     Christopher J. Zyda
     Senior Vice President &
      Chief Financial Officer
     Phone:  (415) 486-2110
     Email:  czyda@luminentcapital.com



                       LUMINENT MORTGAGE CAPITAL, INC.
                                BALANCE SHEET
                                 (Unaudited)


    (in thousands, except share and per share amounts)          June 30, 2004

    Assets:
       Cash and cash equivalents                                     $5,697
       Mortgage-backed securities available-for-sale,
        at fair value                                               139,593
       Mortgage-backed securities available-for-sale,
        pledged as collateral, at fair value                      4,075,021
       Interest receivable                                           15,883
       Principal receivable                                          14,858
       Futures contracts, at fair value                               9,232
       Swap contracts, at fair value                                  4,127
       Other assets                                                   1,542

    Total assets                                                 $4,265,953

    Liabilities:
       Repurchase agreements                                     $3,842,872
       Cash distribution payable                                     15,867
       Accrued interest expense                                       7,586
       Management fee payable, incentive fees payable
        and other related party liabilities                           3,079
       Insurance note payable                                           294
       Accounts payable and accrued expenses                          3,015

    Total liabilities                                             3,872,713

    Stockholders' Equity:
       Preferred stock, par value $0.001:
        10,000,000 shares authorized;
        no shares issued and outstanding                                 --
       Common stock, par value $0.001:
        100,000,000 shares authorized;
        36,900,193 shares issued and outstanding                         37
       Additional paid-in capital                                   475,905
       Deferred compensation                                           (725)
       Accumulated other comprehensive loss                         (73,073)
       Accumulated distributions in excess
        of accumulated earnings                                     (8,904)
    Total stockholders' equity                                      393,240

    Total liabilities and stockholders' equity                   $4,265,953



                       LUMINENT MORTGAGE CAPITAL, INC.
                           STATEMENTS OF OPERATIONS
                                 (Unaudited)

    (in thousands, except share               For the Three      For the Six
     and per share amounts)                    Months Ended     Months Ended
                                              June 30, 2004    June 30, 2004
    Revenues:
    Net interest income:
       Interest income                             $27,218         $47,422
       Interest expense                              9,190          16,017

          Net interest income                       18,028          31,405

    Expenses:
       Management fee expense to related party       1,086           1,873
       Incentive fee expense to related parties      1,250           2,096
       Salaries and benefits                           110             206
       Professional services                           228             645
       Board of directors expense                       63             119
       Insurance expense                               137             357
       Custody expense                                  94             161
       Other general and administrative expenses       106             194

    Total expenses                                   3,074           5,651

    Net income                                     $14,954         $25,754

    Net income per share - basic                     $0.41           $0.83

    Net income per share - diluted                   $0.41           $0.83

    Weighted-average number of shares
     outstanding - basic                        36,814,000      30,945,868

    Weighted-average number of shares
     outstanding - diluted                      36,843,531      30,979,363





SOURCE  Luminent Mortgage Capital, Inc.
    -0-                             08/09/2004
    /CONTACT: Christopher J. Zyda, Senior Vice President & Chief Financial Officer of Luminent, +1-415-486-2110, or czyda@luminentcapital.com/
    /Web site:  http://www.luminentcapital.com /
    (LUM)

CO:  Luminent Mortgage Capital, Inc.; Seneca Capital Management LLC
ST:  California
IN:  FIN RLT
SU:  ERN CCA